Exhibit 99.2

UNITED STATES OF AMERICA DEPARTMENT OF THE TREASURY

OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of: Blue Ridge Bank, N.A. Martinsville, Virginia	) ) ) ) )	AA-ENF-2025-58

ORDER TERMINATING THE CONSENT ORDER

WHEREAS, to assure the safety and soundness of Blue Ridge Bank, N.A., Martinsville, Virginia (“Bank”) and its compliance with laws and regulations, and after obtaining the Bank’s consent through its duly elected and acting Board of Directors, the Office of the Comptroller of the Currency (“OCC”) issued, through the duly authorized representative of the Comptroller of the Currency (“Comptroller”) a Consent Order against the Bank dated January 24, 2024, AA-ENF-2023-68 (“Order”); and

WHEREAS, the OCC believes that the safety and soundness of the Bank and its compliance with laws and regulations does not require the continued existence of the Order.

NOW, THEREFORE, the OCC, through the duly authorized representative of the Comptroller, directs that the Order be, and it hereby is, TERMINATED.

IN TESTIMONY WHEREOF, the undersigned, designated by the Comptroller as his duly authorized representative, has hereunto set his signature.

/s/ Aaron E. Liechenstein Date: November 13, 2025

Aaron E. Liechenstein

Assistant Deputy Comptroller

Novel Bank Supervision